UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 6, 2013

Unigene Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-16005	22-2328609
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

81 Fulton Street, Boonton, New Jersey		07005
(Address of principal executive offices)		(Zip Code)

(973) 265-1100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01. Other Events.

Unigene Laboratories, Inc. today commented on the outcome of the Food & Drug Administration (FDA) Advisory Committee Meeting held on March 5, 2013, to discuss whether the overall benefit-risk assessment of calcitonin salmon supports its continued marketing for the treatment of post-menopausal osteoporosis. By a 12-9 vote, the Advisory Committee concluded that the benefits of calcitonin products, including Fortical®, do not outweigh the potential risks associated with their use and, as a result, should not continue to be broadly marketed. Additionally, by a 20-1 vote, the Advisory Committee recommended that fracture prevention data should be required for the approval of new oral calcitonin products in development for osteoporosis prevention and treatment. This recommendation could impact Tarsa Therapeutics. The FDA will assess the recommendations and may or may not concur with the Advisory Committee. The Company believes that the Advisory Committee recommendations will have a material adverse impact on the Company’s financial condition and operations.

A copy of the press release is attached hereto as Exhibit 99.1 and it is incorporated herein by reference

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description
99.1	Press Release dated March 6, 2013

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIGENE LABORATORIES, INC.

/s/ Ashleigh Palmer
Ashleigh Palmer – Chief Executive Officer

Date: March 6, 2013

EXHIBIT INDEX

Exhibit No.	Document Description
99.1	Press Release dated March 6, 2013